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                                                                    EXHIBIT 23.0





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-89825) of Cumulus Media Inc. of our report dated October 27, 1999 relating to the financial statements of Cape Fear Broadcasting Company, which appears in the Current Report on Form 8-K/A of Cumulus Media Inc. filed November 16, 1999.



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-89825) of Cumulus Media Inc. of our report dated October 27, 1999 relating to the financial statements of C.F. Radio, Inc., which appears in the Current Report on Form 8-K/A of Cumulus Media Inc. filed
November 16, 1999.



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-89825) of Cumulus Media Inc. of our report dated February 28, 1999, relating to the financial statements of Coast Radio L.L.C., which appears in the Current Report on Form 8-K/A of Cumulus Media Inc. filed November 16, 1999.



/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 16, 1999